UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHRIM BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3111 C Street
Anchorage, AK 99503

March 25, 2011

Dear Shareholder:

I am pleased to invite you to attend the Northrim BanCorp, Inc. Annual Shareholders’ Meeting where you will have the opportunity to hear about our 2010 operations and our plans for 2011. The meeting will be on Thursday, May 19, 2011, at 9 A.M., at the Hilton Anchorage Hotel — 500 West Third Avenue in Anchorage, Alaska.

You will find additional information concerning Northrim and our operations in the enclosed 2010 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2010.

Whether or not you plan to attend the Annual Meeting, please sign and return your proxy card, which is included with this document, as soon as possible. Your opinion and your vote are very important to us. If you choose to attend the Annual Meeting, voting by proxy will not prevent you from voting in person; however, if you are unable to attend, voting by proxy will ensure that your vote is counted.

Thank you for your continued support of Northrim BanCorp, Inc. If you have any questions, please feel free to contact me at (907) 562-0062.

Sincerely,

Marc Langland
Chairman, President and CEO

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held on May 19, 2011

Notice is hereby given that Northrim BanCorp, Inc. (the “Company”) will hold its 2011 Annual Shareholders’ Meeting (“the Annual Meeting”) at the Hilton Anchorage Hotel, 500 West Third Avenue, Anchorage, Alaska, at 9 A.M., on Thursday, May 19, 2011 for the following purposes, as more fully described in the accompanying proxy statement:

1) To elect 10 directors nominated by the Board of Directors for a term ending at the 2012 Annual Shareholders’ Meeting or such other date as their successors may be elected and qualified;

2) To hold an advisory vote on executive compensation as disclosed in these materials;

3) To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two, or three years;

4) To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2011; and

5) To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Shareholders owning Northrim BanCorp shares at the close of business on March 21, 2011 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of that meeting.

Your Board of Directors recommends that shareholders vote “FOR” the slate of nominees to the Board of Directors proposed by the Board, “FOR” the approval of the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement, “FOR” the approval of the option of “every year” for future advisory votes on executive compensation, and “FOR” the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2011.

By order of the Board of Directors,

Mary A. Finkle
Corporate Secretary

March 25, 2011

Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Your vote is important to us. If you attend the Annual Meeting, you may vote your shares in person if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503

PROXY STATEMENT

The Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Board set March 21, 2011, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote. There were 6,429,476 shares of Company stock outstanding on the record date.

Voting materials, which include this proxy statement dated March 25, 2011, a proxy card, and the 2010 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about March 25, 2011, unless the shareholder has elected electronic delivery. If the shareholder has elected electronic delivery, we have provided a notice of internet availability of proxy materials which contains instructions on how to access proxy materials via the internet or how to request a printed set of proxy materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held on May 19, 2011
The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote.

When you sign the proxy card, you appoint the persons named in the proxy, R. Marc Langland and Christopher N. Knudson, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting.

Who is soliciting my proxy, and who is paying the cost of solicitation?

The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the “Bank”), may solicit proxies by telephone, facsimile, and personal contact.

The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

What am I voting on, and what vote is required for approval?

At the Annual Meeting, you will be asked to vote on:

•	the election of 10 directors to serve on the Board until the 2012 Annual Shareholders’ Meeting or until their successors have been elected and have qualified (“Proposal 1”);

•	an advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement (“Proposal 2”);

•	an advisory vote on the option of “every year” for future advisory votes on executive compensation (“Proposal 3”); and

•	the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for 2011 (“Proposal 4”).

All proposals will require the affirmative vote of a majority of the shareholders in person or represented by a duly executed proxy at the Annual Meeting.

Who is entitled to vote?

Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 21, 2011, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.

How do I vote, and how are the votes counted?

You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, you should mark, date, sign, and mail the enclosed proxy card in the prepaid envelope provided. If your shares are registered in your own name and you attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote at the Annual Meeting will need to obtain a proxy from the institution that holds their shares.

With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote as to some or all of the nominees. Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 21, 2011. Directors will be elected if the number of votes cast in favor of the director exceeds the number of votes cast against the director. Accordingly, votes withheld generally will have no effect on the outcome of the election. You may also abstain from voting on any proposals other than the election of directors. An abstention will have no impact on the election of directors.

If shares are held in “street name,” that is, through a broker or nominee, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At this meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on the election of directors by the broker or nominee in their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes,” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

Under certain circumstances, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker, which are referred to as a “broker non-vote.” In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining whether a quorum is present. We expect that banks and brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 4 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote “AGAINST” the proposal. If your shares are held in your own name and you do not vote, your shares will not be voted.

On each matter before the Annual Meeting, including the election of directors, shareholders are entitled to one vote for each share of common stock they held at the record date, March 21, 2011. Shareholders may not cumulate their votes for the election of directors.

Can I change my vote after I return my proxy card?

Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy “FOR” the 10 nominees listed in the proxy statement, “FOR” the approval of the compensation of the named executive officers, “FOR” the approval the option of “every year” for future advisory votes on executive compensation, and “FOR” the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by written notice to the Company to the attention of Mary A. Finkle, Corporate Secretary, by submitting a proxy with a subsequent date, or by announcing your revocation to the secretary at the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.

Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.

For shareholders seeking to include proposals in the proxy materials for the 2012 Annual Meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the proposals must be received by the Corporate Secretary of the Company on or before November 25, 2011.

How many votes are needed to hold the Annual Meeting?

A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is present and votes in person at the Annual Meeting or has properly submitted a proxy card. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. As of the record date for the Annual Meeting, 6,429,476 shares of the Company’s common stock were outstanding and eligible to vote.

Where and when will I be able to find the results of the voting?

The results of the voting will be announced at the Annual Meeting. Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days of the Annual Meeting.

How do I communicate with Directors?

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send communications to the Board or any of the directors at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS

General

How many directors are nominated?

The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than 25 directors. Currently, the Board consists of 10 directors, and the Board has set the number of directors to be elected at the Annual Meeting at 10. Directors are elected for a one-year term and serve until their successors have been elected and qualified.

Who are the nominees?

The Board has nominated the individuals listed on the following pages for election as directors for a one-year term expiring at the 2012 Annual Shareholders’ Meeting or until their successors have been elected and qualified. If any nominee refuses or becomes unable to serve as a director before the Annual Meeting, the directors will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will refuse or be unable to serve.

It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2010 Annual Shareholders’ Meeting attended the 2010 Annual Shareholders’ Meeting with the exception of three, who could not be present due to unavoidable conflicts in their schedules.

INFORMATION ABOUT THE NOMINEES

The following table provides certain information about the nominees for director, including age, principal occupation during the past five years, and year first elected a director of Northrim Bank (the “Bank”) or the Company. All of the nominees are presently directors of the Bank and the Company. All of the nominees with the exception of Messrs. Langland and Knudson are deemed to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years	Director Since

R. Marc Langland, 69	Co-founder and President of the Bank (1990-1997); Chairman, President and CEO of the Bank (1998-2001); Chairman, President, and CEO of the Company and the Bank from 2001-2009; Chairman, President and CEO of the Company and Chairman and CEO of the Bank since 2009; Director, Alaska Air Group since 1991; Director, Usibelli Coal Mine, Inc. since 1983	1990

Larry S. Cash, 59	President and CEO, RIM Architects, LLC (Alaska, California, Guam and Hawaii) since 1986;	1995

Mark G. Copeland, 68	Since June 1999, owner and sole member of Strategic Analysis LLC, a management consulting firm; Member, Copeland, Landye, Bennett and Wolf, LLP (law firm) for 30 years prior to that time	1990

Ronald A. Davis, 78	CEO and Administrator, Tanana Valley Clinic until his retirement in 1998; Secretary/Treasurer, Canoe Alaska, 1996 to 1999; Vice President (1999-2003), Acordia of Alaska Insurance (full service insurance agency) until retirement	1997

Anthony Drabek, 63	President and CEO, Natives of Kodiak, Inc. (Alaska Native Corporation) from 1989 until retirement in 2010; Chairman and President, Koncor Forest Products Co. since 1986.	1991

Christopher N. Knudson, 57	Senior Vice President and Chief Financial Officer of the Bank (1990-1998); Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Bank (1998-2000); Executive Vice President and Chief Operating Officer of the Company and the Bank since 2001	1998

Richard L. Lowell, 70	President (1985-2004), Ribelin Lowell & Company (insurance brokerage firm) until retirement	1990

Irene Sparks Rowan, 69	Director (1988-2000, 2009-2010), Klukwan, Inc. (Alaska Native Corporation) and its subsidiaries until retirement	1991

John C. Swalling, 61	President and Director, Swalling & Associates PC (accounting firm) since 1991	2002

Name/Age	Occupation of Nominee During Past Five Years	Director Since

David G. Wight , 70	President, BP Amoco Energy Co. Trinidad and Tobago (1992-2000); President and CEO Alyeska Pipeline Service Company from 2000 until retirement in 2005; Director, Storm Cat Energy (Denver based company) since 2006	2006

Director Qualifications and Experience.  The following table identifies the experience, qualifications, attributes and skills that the Board considered in making its decision to appoint and nominate directors to our Board. This information supplements the biographical information provided above.

Irene
	R. Marc	Larry S.	Mark G.	Ronald A.	Anthony	Christopher N.	Richard L.	Sparks	John C.	David G.
Experience, Qualification, Skill or Attribute	Langland	Cash	Copeland	Davis	Drabek	Knudson	Lowell	Rowan	Swalling	Wight

Professional standing in chosen field	x	x	x	x	x	x	x	x	x	x
Expertise in financial services or related industry	x					x
Community involvement	x	x	x	x	x		x	x	x	x
Other Board experience	x	x	x	x	x		x	x	x	x
Other public company experience	x		x							x
Specific skills/knowledge:
– Accounting	x					x	x		x
– Legal			x
– Business management	x	x	x	x	x	x	x	x	x	x

The Board recommends that you vote “FOR” these nominees.

Shareholder Nominations for 2011 Annual Shareholders’ Meeting

In accordance with the Company’s Bylaws, shareholder nominations for the 2011 Annual Shareholders’ Meeting ordinarily must be delivered in writing to the Secretary of the Company not less than 14 nor more than 50 days prior to the Annual Meeting. Any shareholder nomination should contain the following information to the extent known to the nominating shareholder: (i) the name and address of each proposed nominee; (ii) each proposed nominee’s principal occupation; (iii) the total number of shares of the Company’s common stock that will be voted for each proposed nominee; (iv) the name and residence of the nominating shareholder; (v) the number of shares of the Company’s common stock owned by the nominating shareholder as of the record date for the Annual Meeting; and (vi) whether the nominee had agreed to serve if elected.

Nominations not made in accordance with the above requirements may be disregarded at the sole discretion of the Chairman of the Annual Meeting, and upon the Chairman’s instruction the vote teller may disregard all votes cast for that nominee.

Information Regarding the Board of Directors and Its Committees

All directors and nominees other than Mr. Langland and Mr. Knudson are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

The Company’s Board has adopted certain standing committees, including an Audit Committee and a Compensation Committee.

The Company does not have a standing Nominating Committee and as such does not have a Nominating Committee charter. The Board has discussed at length the nominating process and believes that it is important to have the involvement of all directors in the nominating process and that the Board, as a whole, shall act as the Nominating Committee. The Board believes this process has provided a much wider focus than might have been achieved in the search under a nominating committee charter for potential Board candidates whose business sense and management philosophies are compatible with and bring balance to the Boards of Directors of the Company and the Bank. A majority of independent directors identifies and recommends persons to be nominees for positions on the Board at each annual meeting of shareholders, and to fill vacancies on the Board, if any, between annual meetings. The Chairman personally interviews recommended qualified candidates and nominees on behalf of the Board. Our directors take a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. Board candidates, including directors up for reelection, are considered based upon various criteria such as personal integrity, broad-based business and professional skills and experiences, banking experience, concern for the long-term interest of the Company’s shareholders, freedom from conflicts of interest, sound business judgment, community involvement, and the time available to devote to board activities. Our board members have these qualities and were selected because of their varied experiences, analytical skills, and knowledge of the business and economic climates both inside and outside of Alaska. As individuals and a group, our Board members have contributed to Northrim’s development and growth over the past 20 years.

Further, nominees for positions on the Board are subject to submitting an affidavit requiring disclosures including education, occupation for the last ten years, references, and the amount of shares owned or intent to acquire shares of the company’s stock as required under Alaska Statute.

The Boards of the Company and the Bank, being one and the same, believe it is in the best interests of the Company, its shareholders, and the Bank to combine the roles of chairman and chief executive officer for running the Company and the Bank. For the Company and the Bank, the combined relationship allows for candid, two-way communication between the Board and senior management as a well-informed and effective partnership with regard to risks affecting the Company and the Bank and the policies and procedures designed to mitigate those risks as described below. The Company does not have an independent lead director. However, the Company’s non-management independent directors (within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements) meet in executive sessions once per quarter and rotate as lead director of these executive sessions twice a year.

The Company and the Bank have in place policies and procedures to manage risks that could impact Northrim’s operational and strategic position as a profitable, safe and sound financial institution. The Bank’s Internal Audit department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management. The Audit Committee reviews and reports to the Board on the results of these audits. The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk. An officer, appointed by the Board of Directors, serves as Northrim’s risk manager and is responsible for monitoring and maintaining Northrim’s company-wide Contingency Plan. This Plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.

With regard to certain risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation. On an annual basis, the Bank’s Board reviews its Information Security Policy with its appointed Information Security Officer. We work to educate our customers, including our business customers, about the importance and understanding of their role in protecting their identities and the privacy of their information. We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed. A Vendor Management Policy is in place which is approved by the Bank’s Board annually. The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and protect customer privacy, and based on the vendor’s fiscal strength. On an annual basis, the Bank’s Board reviews its Information Security Policy with its appointed Information Security Officer.

The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could impact the economic climate in which it operates. The Company reports its analysis of these areas to the Bank’s Board on a periodic basis.

It is management’s policy to discuss a detailed analysis of any proposed major project with the Board. This analysis may include management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated time frame for implementation of the project, and Compliance department and Operations and Technology Committee recommendations prior to seeking the Board’s approval.

The Company engages the services of an experienced consultant to facilitate director education and discussion periodically as to bank directorship issues, the management of risk, timely topics which the directors may cover, as well as future corporate governance matters.

The Bank’s Board met 10 times during 2010, and the Company’s Board met nine times during 2010. During 2010, all directors attended at least 75% of the total meetings of the Board and all committees of which they were members.

Audit Committee.  The Audit Committee’s principal functions include reviewing and approving the services of the independent registered public accounting firm, reviewing the plan, scope, and audit results of the internal and external auditors, and reviewing the reports of bank regulatory authorities. The Company’s Board has adopted a written charter for the Audit Committee. Current members of the Audit Committee are Mark G. Copeland, Richard L. Lowell, and David G. Wight. (SEE REPORT OF AUDIT COMMITTEE.)

During 2010, the Audit Committee (the “Committee”) had eight meetings, during which the Committee was kept informed of the processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”) as evaluated by the Company’s internal audit manager, internal SOX Committee, and the independent registered public accounting firm.

Each of the members of the Committee is independent of management within the meaning of the Securities and Exchange Commission and the Nasdaq Global Select Market listing standards. The Committee and the Board have determined that no individual Committee member qualifies as an audit committee financial expert within the meaning of such rules. The Board does believe, however, that each of the Committee members has attributes of an audit committee financial expert within the meaning of applicable rules and that the Committee, taken as a whole, constitutes an audit committee financial expert within the meaning of applicable rules. In addition, one of our directors, Mr. Swalling, is a certified public accountant and, while he is not a member of the Committee due to the demands of his schedule, he is available as a resource on financial matters. For these reasons, at this time the Board does not believe it is necessary to actively search for a director that would qualify as an audit committee financial expert.

Compensation Committee.  The primary functions of the Compensation Committee, which met five times in 2010, are to review and approve executive and all other officer compensation, select and approve employee benefits and retirement plans, and administer the Company’s stock option plans. The Company’s Board has adopted a written charter for the Compensation Committee. Compensation Committee members are Larry S. Cash, Ronald A. Davis, and John C. Swalling. All members of the Compensation Committee are independent within the meaning of currently applicable rules of the Securities and Exchange Commission, and the Nasdaq Global Select Market listing requirements. Mr. Cash has served on the Compensation Committee since 1996. Mr. Davis was appointed to the Compensation Committee in 2002. Mr. Swalling was appointed to the Compensation Committee in 2005.

Director Compensation.  In 2010, non-officer directors received a $5,000 annual cash retainer and an additional $10,000 in cash with the intention that it be used to purchase the Company’s common stock on the open market, payable following our Annual Shareholders’ meeting, in addition to the fee of $900 for each Board meeting attended. Members of the Audit and Compensation Committees received $750 for each meeting attended with the exception of the Committee chairpersons who received $1,500 and $1,125, respectively, for each committee meeting they attended. (SEE DIRECTOR COMPENSATION)

Compensation Committee Interlocks and Insider Participation.  No member of the Compensation Committee was, during the year ended December 31, 2010, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board, during the year ended December 31, 2010.

EXECUTIVE OFFICERS

The following table sets forth certain information about the Company’s executive officers:

			Has Served as
			an Executive
Name	Age	Position	Officer Since

R. Marc Langland	69	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank	1990
Joseph M. Schierhorn(1)	53	Executive Vice President and Chief Financial Officer of the Company and the Bank	2001
Christopher N. Knudson	57	Executive Vice President and Chief Operating Officer of the Company and the Bank	1990
Joseph M. Beedle(2)	59	Executive Vice President of the Company and President of the Bank	2006
Steven L. Hartung(3)	64	Executive Vice President and Chief Credit Officer of the Company and the Bank	2008

(1)	Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990. He joined Northrim Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan and Compliance Manager in 2000 and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer and Compliance Manager of the Company and the Bank. He was named Executive Vice President, Chief Financial Officer in 2005. Mr. Schierhorn earned his Juris Doctor and Masters in Management in 1985 and is a certified public accountant and member of the Alaska Bar Association.

(2)	Mr. Beedle previously served as Chief Financial Officer of the University of Alaska from 2000 until 2006 and as chief executive of Goldbelt, Inc., an Alaska Native Corporation, from 1994 to 2000. He has more than 20 years banking experience, including in an executive lending role, having served as Executive Vice President and Chief Credit Officer for Key Bank of Alaska from 1985 to 1993. Prior to his appointment as President of the Bank in August 2009, Mr. Beedle served as the Executive Vice President, Chief Lending Officer, of Northrim Bank and Executive Vice President of the Company. As President of the Bank, Mr. Beedle continues to focus on loan administration and credit quality.

(3)	Mr. Hartung, prior to joining the Company in December 2005, provided financial consulting and advisory services throughout the Alaska business community as President and sole shareholder of Steven L. Hartung Financial Services, Inc. since 1995. His professional experience also includes service as the President and Chief Operating Officer of Alaska International Industries, Inc. from 1978 to 1995, as well as 10 years service with KPMG LLP from 1968 to 1978, during which time he served as audit manager. Mr. Hartung was named Executive Vice President and Quality Assurance Officer of the Company and the Bank in 2008. In 2009, Mr. Hartung assumed responsibility for the credit administration function upon retirement of the Credit Administration department’s manager and was named Executive Vice President and Chief Credit Officer for the Company and the Bank.

All officers are elected by the Board for a one year term or until their successors are appointed and qualified. Each of the named executive officers have employment agreements with the Company. See EXECUTIVE COMPENSATION — Employment Agreements.

Code of Conduct.  The Company has adopted a Code of Conduct, which includes a Code of Ethics for our executive officers. We will furnish a copy of the Code of Conduct to shareholders at no charge upon request to the Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers (collectively, the “named executive officers”). This section includes information regarding the overall objectives of our compensation program and each element of compensation that we provide.

While there has been significant focus on whether compensation programs encourage excessive risk-taking by executives in the current banking environment, the Compensation Committee believes that the annual and long-term incentive compensation programs for executives, senior managers and key employees serve to appropriately focus these individuals on Northrim’s current and future business needs. The Company’s incentive program is designed to mitigate risk by capping bonuses and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality. Specifically, the Company’s internal incentive awards related to the Bank’s lending areas are not volume-driven under the Bank’s internal Loan Unit Incentive Plan, but are based upon officer portfolio management, problem loans and their resolution, charge-offs and deposits.

The Company has included Proposal 2, an advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) and recently passed regulations of the Securities and Exchange Commission. Proposal 2 provides the shareholders of the Company with an advisory vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”) as described in the Compensation Discussion and Analysis section of this proxy statement. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Compensation Committee has concluded that the compensation policies of the Company are not reasonably likely to have a material adverse effect on the Company.

Overview of Compensation Program

The Compensation Committee of the Board bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, and Fairbanks areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our depositors.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation packages for the Company’s named executive officers and key personnel should be based to a substantial extent on achievement of the goals and strategies the Board has established. When establishing salaries, bonus levels, and stock option awards for named executive officers, the Compensation Committee considers (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well she or he managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee gives consideration to recommendations made by the Chief Executive Officer.

The Company has developed and implemented policies for determining salary structure, annual incentive bonus payments, and employee stock option and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval, and approves recommendations made by the Chief Executive Officer and Chief Operating Officer for bonus incentive and equity awards to other named executive officers of the Company.

The Chairman, President and Chief Executive Officer and the Chief Operating Officer annually review the individual performance of the Company’s key executives. Their recommendations for bonus incentive and equity awards, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can at its discretion modify any recommended adjustments or awards as deemed to be appropriate.

Executive Compensation

The Company’s executive compensation program continues to consist of four key elements: (i) base salary; (ii) a performance-based annual bonus; (iii) periodic stock option grants and other stock-based compensation awards; and (iv) retirement and other deferred benefits. The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole. Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time to time, as well as entitlements to a bonus opportunity under the Company’s Executive Incentive Plan (the “Incentive Plan”) and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executives’ performance and opportunities for compensatory recognition. Review occurs multiple times in a given year. The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short- and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.

The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. The variable annual cash bonus rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance. Stock options and other stock-based awards relate a significant portion of long-term remuneration directly to stock price appreciation and serve to further promote the executives’ continued service with the Company. These awards also closely align the interests of the executives and the Company’s shareholders.

The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain superior, customer service motivated employees in key positions. Additionally, this evaluation ensures that compensation for executives is reasonable but competitive with similar positions held in peer group organizations in both the local market and the Pacific Northwest. The peer group that the Compensation Committee has used for this evaluation consists of 16 Pacific Northwest commercial banks similar in size to Northrim: Columbia Banking System, TriCo Bancshares, F & M Bancorp, Cascade Financial, Horizon Financial, First Financial NW, Pacific Continental, Heritage Financial, WA Banking Company, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Timberland Bancorp, Home Federal Bank, Pacific Financial, and Cowlitz Bancorp. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest financial institutions as surveyed by independent consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.

The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package multiple times during a given year is intended to bring consistency to the overall program, and support the Company’s philosophy to provide more than one opportunity during a given year to recognize the performance and contributions of individual executive officers and executives in key positions. For example, in the first quarter the Compensation Committee considers and approves awards to participants under the Executive Incentive Plan and approves discretionary contributions to the Company’s Savings Incentive Plan 401(k), which has a service based component to provide employees who are non-participants with a retirement benefit. In the second quarter of the year, the Compensation Committee selects participants and criteria for the Executive Incentive Plan’s plan year and conducts the annual officer and executive officer salary review. In the fourth quarter, the Compensation Committee considers and approves stock option grants and stock awards with pricing based upon the closing price of the Company’s stock on the date of grant.

The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chairman, President and Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his proven leadership in strategically positioning the Company for future significant development in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.

Elements of Executive Compensation

The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual bonus, options and other stock-based compensation, or retirement and other deferred benefits. Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee in its discretion.

The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest area.

Base Salary.  Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for executives, key personnel and other employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to objectively calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Human Resources department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments.

Individual base salaries for named executive officers and officers in key positions are reviewed by and based upon recommendations of the Chief Executive Officer. Officer base salary levels are reviewed annually in the second quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an executive’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization.

Performance Based Annual Bonus.  Executive officers, in addition to members of the Senior Management Committee, senior lenders with management responsibilities, and heads of critical departments are eligible for an annual cash incentive bonus opportunity as participants in the Company’s Executive Incentive Plan (the “Incentive Plan”). The selection of Incentive Plan participants, tier target bonus levels, and Incentive Plan criteria occurs in the second quarter of the Company’s fiscal year. Incentive Plan participants are recommended by the Chairman of the Board and President and approved by the Compensation Committee prior to each plan year. The Incentive Plan also provides that the Chairman of the Board and President may recommend discretionary awards for individuals who are non-participants.

The Incentive Plan establishes within each tier three levels of award, minimum, maximum, and target, representing a predetermined graduated percentage of annual base salary approved by the Compensation Committee. Actual bonus amounts must be approved by the Compensation Committee and are based on a formula driven methodology that takes into account the creation of a bonus pool limited to 10% of net income with calculations then based on the Company’s level of success in meeting the predetermined performance criteria. Depending upon the achievement of the predetermined targets and individual officer levels of performance and current responsibility, the annual bonus could be less than or greater than targeted bonus amounts. If the Company’s performance does not achieve the established minimum target level set for any specific criterion, then no payout is calculated for that component and the bonus pool is reduced by the amount that would have been earned.

The Incentive Plan provides that no payments will be made under the plan when the following criteria, known as the Conditions Precedent, are not met:

•	In the sole opinion of the Compensation Committee, the Company’s operations support the payment of bonus compensation to its senior officers, and

•	Consolidated net income must exceed a return on average assets (“ROA”) of at least 0.60% for any performance award to be paid to an executive officer.

In 2010, the Compensation Committee approved the following criteria for the Incentive Plan. The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion. Each criterion is weighed equally for purposes of calculating the overall award to participants. The table below shows the minimum, target, and maximum thresholds for each criterion:

Criteria	Minimum	Target	Maximum

Classified assets(a)	30%	25%	10%
Reduce noninterest expenses(b)	3%	5%	7%
ROA	0.91%	1.10%	1.25%
Budgeted net income(c)	90%	100%	110%
Net loans/assets(d)	65%	70%	80%

(a)	Percentages presented represent the Bank’s ratio of impaired loans plus Other Real Estate Owned to Tier 1 Capital plus Allowance for Loan Losses.

(b)	Percentages presented represent the reduction of consolidated noninterest expense in 2010 as compared to 2009.

(c)	Percentages presented represent the ratio of actual consolidated net income for 2010 as compared to budgeted consolidated net income for 2010.

(d)	Percentages presented represent the ratio of net loans to total assets. However, average total consolidated assets for the fourth quarter of 2010 must exceed that of the fourth quarter of 2009 before this measure is considered for determination of payout amounts.

The Compensation Committee approved management’s recommendation based upon the calculated payout under the Incentive Plan’s methodology resulting in an aggregate payout of $292,000 for 2010.

The Incentive Plan also provides for discretionary awards to employees in good standing and having key roles in the non-lending operation of the Bank. The Compensation Committee reviewed and approved executive management’s request that discretionary awards totaling $45,000 in the aggregate be paid to 18 employees who were not Incentive Plan participants.

The Loan Unit Incentive Plan (“LUIP”) was instituted in 2004 to provide a bonus opportunity for loan officers. Loan unit managers participate in both the Incentive Plan and the LUIP; both the Incentive Plan and the LUIP are designed so that 50% of the loan unit manager’s annual bonus award opportunity is based upon criteria results established for the Incentive Plan and the remaining 50% is based on criteria results related to performance of the loan unit they lead. Payments under the LUIP also may be made to non-participants at the discretion of the Compensation Committee. The Compensation Committee, in recognition of lending area employees who had key roles in loan production or portfolio management and in improving and maintaining credit quality, approved, as recommended by executive management, discretionary awards to 20 individuals totaling $105,000 in the aggregate under the Bank’s internal LUIP for 2010.

The Federal Reserve issued Proposed Guidance on Sound Incentive Compensation Policies on October 22, 2009 which are designed to help ensure that incentive compensation policies at banking organizations do not encourage excessive risk-taking or undermine the safety and soundness of the organizations. The Compensation Committee has reviewed the Proposed Guidance on Sound Incentive Compensation Policies and determined that the Company’s Incentive Plan is consistent with the principles outlined in the guidance.

Options and Other Stock-Based Compensation.  The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy and, subject to the Company’s employee stock incentive plans, may determine the employees eligible to receive options and awards and to assess the amount of each option and award.

The Company’s 2010 Stock Incentive Plan (“2010 Plan”), an omnibus plan approved by shareholders, authorizes the Board or the Compensation Committee to administer the Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2010 Plan, to any other persons.

The 2010 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long-and-shorter-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The majority of participants in the Plan are members of the Bank’s senior management team. Participants, including the Company’s named executives, are grouped within five tier levels for purposes of granting awards. These tiers are defined by the scope of the participants’ responsibility and roles within the organization. The proportion of stock options and restricted stock units granted may vary depending upon an employee’s position within the five tier levels.

The Compensation Committee believes that the awards of stock options and shorter-term restricted units serve to tie the executives’ interests to those of the Company’s shareholders. These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the total value of equity awards that will be awarded to employees, including the executives, starts with calculating that aggregate value that will be allocated to employees. The aggregate value is calculated by taking the Company’s market capitalization times 0.50%. This value is then allocated to employees based on tiers. Employees are placed into tiers based on their level of responsibility within the Company. The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance. The Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group.

The Company has not established any program whereby executives, key personnel, or directors are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock. The Company and the Compensation Committee recognize the benefits of linking employee ownership with the interests of shareholders, and 50% of discretionary awards matching employee participant contributions under the Company’s Savings Incentive Plan 401(k) are invested in the Company’s common stock.

Retirement and Other Deferred Benefits

Deferred Compensation Plan.  Effective as of January 1, 1995, as amended effective as of October 3, 1996 and January 1, 2005, the Bank established a Deferred Compensation Plan (“DCP”) for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers, are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.

The DCP provides that on or prior to December 31 of each year the plan is in effect, any eligible employee may elect in writing to defer receipt of at least five percent to a maximum of one hundred percent of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within 30 days after she or he is first notified by the Compensation Committee of her or his eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent to a maximum of one hundred percent of their bonus for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Therefore, the rate of interest calculated for 2010 was 3.96%. None of the named executive officers elected to defer receipt of compensation in 2010.

The DCP, as amended effective January 1, 2005 to comply with new regulations under Internal Revenue Code Section 409A, provides that Pre-2005 Grandfathered Accounts will be administered separately from Post-2004 Accounts, meaning that amounts deferred and vested prior to 2005 shall be credited to a Pre-2005 Grandfathered Account, while Post-2004 deferrals shall be credited to a Post-2004 Account and administered in accordance with Internal Revenue Code Section 409A.

As to the form and timing of payments, participants having Pre-2005 Grandfathered Accounts, shall be paid in installments or as a lump sum in accordance with the participant’s deferral election. The Compensation Committee may elect at its sole discretion to accelerate payments if an irrevocable written request is made within at least 30 days prior to the date of the first scheduled payment. If an accelerated payment is made, then the participant will be subject to a penalty payable to the Bank in an amount equal to two percent of the accelerated amount. If installment payments are elected, a level series of monthly payments will be computed based on account balance, time period selected, and applicable interest rate in effect as of the benefit commencement date. In this case, the applicable interest rate will be 50 basis points over the average of U.S. Treasury Note Rate for the preceding 12 months, that precede the commencement of payments and will be the nearest quoted rate for a maturity representing two-thirds of the installment pay-out period. Any deferral must be for a minimum period of two years with a distribution of a participant’s account beginning on the first day of the month following sixty days after the earliest of voluntary or involuntary termination of employment, disability, or expiration of the deferred election.

The DCP provides that a participant’s Post-2004 Account will be 100% vested and non-forfeitable at all times and shall become payable to her or him upon expiration of the deferral election. Any deferral election for this account to a specified future distribution date must be for at least two plan years. All participants must elect no later than December 31, 2010 to receive their Post-2004 Account at the end of her or his deferral period in a lump sum or in annual installments not to exceed 10 years, and new participants after December 31, 2010 must elect at the time they become participants to receive their Post-2004 Account at the end of their deferral period in a lump sum or in annual installments not to exceed 10 years.

The DCP sets forth limitations as to Section 162(m) of the Internal Revenue Code of 1986. Also, the intent of the DCP, as written, is to comply with the provisions of Internal Revenue Code Section 409A.

Northrim Bank Savings Incentive Plan 401(k).  Executive officers participate in the Company’s qualified retirement plan, the Northrim Bank Savings Incentive Plan (“401(k) Plan”) to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401(k) Plan provides for a mandatory $0.25 match for each $1.00 contributed by an employee up to 6% of the employee’s salary. The 401(k) Plan also provides for a three-tier discretionary service based match regardless of the employee’s participation in the 401(k) Plan. The first tier matches 1% of an employee’s salary if an employee has worked at the Bank for more than one but less than three years. The second tier matches 2% of an employee’s salary if an employee has worked at the Bank for more than three but less than six years, and the third tier matches 4% of an employee’s salary if an employee has worked at the Bank in excess of six years. The 401(k) Plan allows for an additional discretionary contribution of up to $0.75 for each $1.00 contributed by an employee up to 6% of that employee’s salary. A residual discretionary contribution after all the previously listed contributions have been made is also provided for under the 401(k) Plan. Based upon the Bank’s performance in 2010, a discretionary $0.25/$1.00 match and the service based matches were approved by the Compensation Committee and the Board of Directors.

Supplemental Executive Retirement Plan Effective.  July 1, 1994, the Bank adopted the Northrim Bank Supplemental Executive Retirement Plan (“SERP”) for the benefit of its executive officers, including the named executive officers. As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee can exercise its authority to determine and approve increases to this percentage, as well as approve new participants under the SERP. The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility.

Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan beneficiaries or their survivors upon retirement, with early retirement permitted after the participant’s fifty-fifth birthday, if she or he has been a plan participant for at least five years prior to retirement. Benefits are payable monthly beginning 90 days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by 12 months, divided by the number of years over which the participant elects to receive payments, with 15 years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over 15 years unless the Compensation Committee elects to accelerate payment.

Supplemental Executive Retirement Deferred Compensation Plan.  The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain executives, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan (“SERDCP”), a non-qualified deferred compensation plan. Certain executives, as identified by the Compensation Committee, including each of the named executive officers except for Mr. Hartung, are entitled to participate in the SERDCP. The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive the deferred compensation retirement benefit or a death benefit to the executive’s beneficiaries in the event of the executive’s death before retirement. The amount of payment is equal to the greater of the policy’s then cash surrender value, or a stated amount which is less than the death benefit of the policy. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.

In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP document, would be paid to the participant’s beneficiary.

Tax and Accounting Treatment of Executive Compensation

Deductibility of Executive Compensation

The Compensation Committee is aware of the limits set on individual grants to provide for the Company’s deductibility of options and performance-based awards under Section 162(m) of the Internal Revenue Code (the “Code”). Individual grants of options and stock appreciation rights are limited to 100,000 shares during any three consecutive calendar years; individual grants of restricted stock, restricted stock units, performance shares, and performance units are limited to 50,000 during any three consecutive calendar years. Performance measures are included in the 2010 Plan as required for performance shares and performance units to qualify for exemption under Section 162(m).

Nonqualified Deferred Compensation

Section 409A of the Code imposes election, payment, and funding requirements on “nonqualified deferred compensation” plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a 20% additional tax. Certain awards that may be issued under the plan may constitute a “deferral of compensation” subject to the requirements of Section 409A of the Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated officers for the fiscal years ended December 31, 2010, December 31, 2009, and 2008, as well as certain other compensation information for the named executive officers during the years indicated:

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)

R. Marc Langland,	2010	$324,012	N/A	$—	$—	$—	$—	$183,060	$507,072
Chairman, President,	2009	$324,012	N/A	$34,221	$29,434	—	$147	$183,060	$570,874
Chief Executive Officer	2008	$324,012	N/A	$34,309	$84,199	—	$2,153	$182,010	$626,683

Joseph M. Schierhorn,	2010	$233,496	N/A	$38,581	$52,758	$30,551	$12,020	$108,286	$475,692
Executive Vice President,	2009	$225,008	N/A	$42,556	$48,710	—	$21,456	$99,294	$437,024
Chief Financial Officer	2008	$220,200	N/A	$26,346	$42,564	—	$90	$76,942	$366,142

Christopher N. Knudson,	2010	$234,610	N/A	$30,803	$42,134	$30,192	—	$115,725	$453,464
Executive Vice President,	2009	$234,610	N/A	$37,346	$39,023	—	—	$115,724	$426,703
Chief Operating Officer	2008	$233,726	N/A	$20,269	$32,742	—	$723	$115,287	$402,747

Joseph M. Beedle,	2010	$240,000	N/A	$45,815	$62,657	$31,200	—	$145,929	$525,601
Executive Vice President	2009	$229,628	N/A	$42,556	$48,710	—	$24,643	$143,163	$488,700
of the Company;	2008	$221,195	N/A	$26,346	$42,564	—	$102	$131,598	$421,805
President of the Bank

Steven L. Hartung,	2010	$216,923	N/A	$38,635	$52,849	$30,500	—	$69,246	$408,153
Executive Vice President,	2009	$191,858	N/A	$42,556	$48,710	—	—	$63,040	$346,164
Chief Credit Officer	2008	$173,839	N/A	$26,346	$42,564	—	$132	$63,454	$306,335

(1)	The amounts listed for each executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and is based on the price of the Company’s stock at the close of business on the date of grant.

(2)	The amount listed for each executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and is based on the price of the Company’s stock at the close of business on the date of grant.

(3)	The amount listed for each executive officer represents the individual’s cash incentive award earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Incentive Plan approved by the Compensation Committee. See “Non-Equity Incentive Plan Awards” and “Employment Agreements” contained herein this Proxy Statement.

(4)	The amount listed for each executive officer under this category is the excess earnings on the executive officer’s account over 120% of the federal rate for 2010 and is comprised of the following items for each executive:

The aggregate excess earnings disclosed for Mr. Schierhorn is equal to the amount of $12,020 under the Company’s SERP.

(5)	The amount listed for each executive represents items of compensation not reflected elsewhere in this Summary Compensation Table:

The aggregate total of all other compensation disclosed for Mr. Langland is equal to the amounts of $17,150 and $8,597, representing contributions to the Company’s 401(k) savings plan for Mr. Langland and a car lease, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Langland in the amounts of $64,802 and $92,511, respectively. These amounts contributed to the SERP and SERDCP for Mr. Langland are disclosed in the footnotes to the Nonqualified Deferred Compensation table on page 29.

The aggregate total of all other compensation disclosed for Mr. Schierhorn is equal to the amounts of $16,343 and $13,200, representing contributions to the Company’s 401(k) savings plan for Mr. Schierhorn and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $33,751 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table on page 29.

The aggregate total of all other compensation disclosed for Mr. Knudson is equal to the amounts of $16,423 and $8,400, representing contributions to the Company’s 401(k) savings plan for Mr. Knudson and car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Knudson in the amounts of $35,192 and $55,710, respectively. These amounts contributed to the SERP and SERDCP for Mr. Knudson are disclosed in the footnotes to the Nonqualified Deferred Compensation table on page 29.

The aggregate total of all other compensation disclosed for Mr. Beedle is equal to the amounts of $12,000 and 8,400, representing contributions to the Company’s 401(k) savings plan for Mr. Beedle and a car allowance, respectively, as well as the Company’s contributions to the SERP and SERDCP for Mr. Beedle in the amounts of $36,000 and $44,992, respectively. These amounts contributed to the SERP and SERDCP for Mr. Beedle are disclosed in the footnotes to the Nonqualified Deferred Compensation table on page 29.

The aggregate total of all other compensation disclosed for Mr. Hartung is equal to the amounts of $10,846 and $8,400, representing contributions to the Company’s 401(k) savings plan for Mr. Hartung and car allowance, respectively, as well as the Company’s contribution to the SERP for Mr. Hartung in the amount of $50,000. This amount contributed to the SERP for Mr. Hartung is disclosed in the footnotes to the Nonqualified Deferred Compensation table on page 29.

Employment Agreements

The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate. The Compensation Committee approved and the Company adopted employment agreements for each of the above named executive officers each becoming effective on January 1 and continuing through December 31 of 2010, 2009, and 2008, respectively.

The existing employment agreements at December 31, 2010 for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung include the following entitlements: a monthly automobile allowance, reasonable health insurance, disability and other employee benefits on a basis at least as favorable as that accorded to any other officer, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee. The named executive officers agree to a Covenant Not to Compete, which stipulates that for a period of two years following termination of the agreement, or one year following the close of a transaction constituting a change of control, they will not be directly or indirectly employed by or own any business activity that is competitive with the Company or Bank. As defined in each of their employment agreements, each of the named executive officers is entitled to the severance benefits discussed herein under the heading “Potential Payments Upon Termination or Change of Control,” beginning on page 19.

R. Marc Langland

The employment agreement dated January 1, 2010 between the Company, the Bank, and R. Marc Langland, our Chairman, President and Chief Executive Officer, reflects Mr. Langland’s current annual salary, $324,012. The Compensation Committee honored Mr. Langland’s request that the provisions for Stock Options and Incentive Compensation be eliminated from the agreement between him and the Company and the Bank starting in 2009. Mr. Langland is entitled to receive an annual contribution equal to 20% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Langland’s employment agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2.5 million and a future retirement benefit for Mr. Langland.

Joseph M. Schierhorn

The employment agreement dated January 1, 2010 between the Company, the Bank, and Joseph M. Schierhorn, our Executive Vice President and Chief Financial Officer reflects Mr. Schierhorn’s current annual salary of $235,008. In April 2010, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Schierhorn’s annual salary from $225,008 to $235,008. Mr. Schierhorn’s employment agreement also reflects his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Compensation Committee and the Board. The bonus could have been more or less than this amount at the Compensation Committee’s and the Board’s discretion but could not exceed the maximum of 40% of base salary. A bonus of $30,551 was paid in 2010. Mr. Schierhorn is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Schierhorn’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $1 million and a future retirement benefit for Mr. Schierhorn.

Christopher N. Knudson

The employment agreement dated January 1, 2010 between the Company, the Bank, and Christopher N. Knudson, our Executive Vice President and Chief Operating Officer reflects Mr. Knudson’s current annual salary, $234,610, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus could have been more or less than this amount at the Committee’s and the Board’s discretion but could not exceed the maximum of 40% of base salary. A bonus of $30,192 was paid in 2010. Mr. Knudson is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Knudson’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2,130,000 and a future retirement benefit for Mr. Knudson.

Joseph M. Beedle

The employment agreement dated January 1, 2010 between the Company, the Bank, and Joseph M. Beedle, our Executive Vice President and Chief Lending Officer reflects Mr. Beedle’s current annual salary, $240,000, and his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus could have been more or less than this amount at the Committee’s and the Board’s discretion but could not exceed the maximum of 40% of base salary. A bonus of $31,200 was paid in 2010. Mr. Beedle is entitled to receive an annual contribution equal to 15% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs. Mr. Beedle’s agreement also provides for his participation in the Company’s SERDCP which is designed to provide the Bank with key man insurance protection for $2 million and a future retirement benefit for Mr. Beedle.

Steven L. Hartung

The employment agreement dated January 1, 2010 between the Company, the Bank, and Steven L. Hartung, our Executive Vice President and Quality Assurance Officer, reflects Mr. Hartung’s current annual salary of $220,000. In April 2010, as recommended by the Chairman and approved by the Compensation Committee, it was deemed appropriate to increase Mr. Hartung’s annual salary from $200,008 to $220,000. Mr. Hartung’s employment agreement also reflects his eligibility to receive, under the Company’s Incentive Plan, an annual target bonus equal to 30% of base salary, the amount payable for ambitious, but expected, results as determined by the Committee and the Board. The bonus could have been more or less than this amount at the Committee’s and the Board’s discretion but could not exceed the maximum of 40% of base salary. A bonus of $30,500 was paid in 2010. Mr. Hartung is entitled to receive an annual contribution equal to 25% of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.

Potential Payments Upon Termination or Change in Control

If the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest. However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may, at its sole discretion, immediately vest all shares. If the Company terminates each of the named executive officer’s employment on account of any mental or physical disability that prevents him from performing his duties, then he is entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date. If the named executive officer’s employment agreement is terminated due to his death, under the terms of the agreement, his beneficiaries will receive that portion of his base salary that otherwise would have been paid to him for the month in which his death occurred and any other amounts due him pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to him by the Company according to the terms of the respective plans.

The following summaries set forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank under the provisions of their employment agreements that became effective January 1, 2010 through December 31, 2010 for Messrs. Langland, Schierhorn, Knudson, Beedle and Hartung, respectively, and payments payable under the Company’s Incentive Plan. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2010 at $19.32 per share.

R. Marc Langland

If the Company terminates Mr. Langland’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, payable no later than 45 days after the day on which employment is terminated, and (ii) an amount equal to one times his highest base salary over the prior three years, payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to applicable provisions of the Code. Mr. Langland is also entitled to the continuation of health and insurance benefits for 18 months following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Langland’s employment without cause or Mr. Langland terminates his employment for good reason within 730 days of the change of control, then Mr. Langland is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date no later than 45 days after his termination date. Mr. Langland is also entitled to an amount equal to one times his highest base salary over the prior three years to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Langland’s employment agreement was terminated under each of these circumstances on December 31, 2010, and based upon the closing market price of our common stock on that date, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

				Unvested
		Cash	Unvested	Restricted
Name	Salary	Severance	Stock Options	Stock Units	Benefits

R. Marc Langland
Term by Employer Without Cause	$12,462	$324,012	$—	$—	$30,780
By Executive For Good Reason	$12,462	$324,012	$—	$—	$30,780
Term by Employer for Cause	$12,462	$—	$—	$—	$—
By Executive Without Good Reason	$12,462	$—	$—	$—	$—
Change in Control:
Without Cause	$12,462	$324,012	$—	$—	$30,780
For Good Reason within 730 days of change in control	$12,462	$324,012	$—	$—	$30,780
Death	$12,462	$—	$18,159	$92,639	$2,417,556
Disability	$12,462	$96,000	$18,159	$92,639	$20,520

Joseph M. Schierhorn

If the Company terminates Mr. Schierhorn’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, payable no later than 45 days following termination date and (ii) an amount equal to one times his highest base salary over the prior three years, payable on the first day of the month following a period of six months after termination of his employment, or sooner pursuant to applicable provisions of the Code. Mr. Schierhorn is also entitled to the continuation of health and insurance benefits for 18 months following the termination of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Schierhorn’s employment without cause or Mr. Schierhorn terminates his employment for good reason within 730 days of the change of control, then Mr. Schierhorn is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date no later than 45 days after his termination date. Mr. Schierhorn is also entitled to an amount equal to two times his highest base salary over the prior three years to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Schierhorn’s employment agreement was terminated under each of these circumstances on December 31, 2010, and based upon the closing market price of our common stock on that date, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

				Unvested
		Cash	Unvested	Restricted
Name	Salary	Severance	Stock Options	Stock Units	Benefits

Joseph M. Schierhorn
Term by Employer Without Cause	$9,039	$235,008	$—	$—	$38,486
By Executive For Good Reason	$9,039	$235,008	$—	$—	$38,486
Term by Employer for Cause	$9,039	$—	$—	$—	$—
By Executive Without Good Reason	$9,039	$—	$—	$—	$—
Change in Control:
Without Cause	$9,039	$470,016	$—	$—	$38,486
For Good Reason within 730 days of change in control	$9,039	$470,016	$—	$—	$38,486
Death	$9,039	$—	$16,854	$131,569	$644,223
Disability	$9,039	$94,003	$16,854	$131,569	$25,657

Christopher N. Knudson

If the Company terminates Mr. Knudson’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date, payable no later than 45 days following termination date and (ii) an amount equal to one times his highest base salary over the prior three years payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to applicable provisions of the Code. Mr. Knudson is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Knudson’s employment without cause or Mr. Knudson terminates his employment for good reason within 730 days of the change of control, then Mr. Knudson is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date no later than 45 days after his termination date. Mr. Knudson is also entitled to an amount equal to two times his highest base salary over the prior three years to be paid on the first day of the month following a period of six months after the termination of employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Knudson’s employment agreement was terminated under each of these circumstances on December 31, 2010, and based upon the closing market price of our common stock on that date, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

				Unvested
		Cash	Unvested	Restricted
Name	Salary	Severance	Stock Options	Stock Units	Benefits

Christopher N. Knudson
Term by Employer Without Cause	$9,023	$234,610	$—	$—	$30,780
By Executive For Good Reason	$9,023	$234,610	$—	$—	$30,780
Term by Employer for Cause	$9,023	$—	$—	$—	$—
By Executive Without Good Reason	$9,023	$—	$—	$—	$—
Change in Control:
Without Cause	$9,023	$469,220	$—	$—	$30,780
For Good Reason within 730 days of change in control	$9,023	$469,220	$—	$—	$30,780
Death	$9,023	$—	$13,260	$107,883	$1,153,026
Disability	$9,023	$93,844	$13,260	$107,883	$20,520

Joseph M. Beedle

If the Company terminates Mr. Beedle’s employment without cause, or if he terminates his employment for good reason, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date payable no later than 45 days following his termination date and (ii) an amount equal to one times his highest base salary over the prior three years payable on the first day of the month following a period of six months after the termination of his employment, or sooner pursuant to applicable provisions of the Code. Mr. Beedle is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Beedle’s employment without cause or Mr. Beedle terminates his employment for good reason within 730 days of the change of control, then Mr. Beedle is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date no later than 45 days after his termination date. Mr. Beedle is also entitled to an amount equal to two times his highest base salary over the prior three years to be paid on the first day of the month following a period of six months after termination of his employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Beedle’s employment agreement was terminated under each of these circumstances on December 31, 2010, and based upon the closing market price of our common stock on that date, the payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

				Unvested
		Cash	Unvested	Restricted
Name	Salary	Severance	Stock Options	Stock Units	Benefits

Joseph M. Beedle
Term by Employer Without Cause	$9,231	$240,000	$—	$—	$15,390
By Executive For Good Reason	$9,231	$240,000	$—	$—	$15,390
Term by Employer for Cause	$9,231	$—	$—	$—	$—
By Executive Without Good Reason	$9,231	$—	$—	$—	$—
Change in Control:
Without Cause	$9,231	$480,000	$—	$—	$15,390
For Good Reason within 730 days of change in control	$9,231	$480,000	$—	$—	$15,390
Death	$9,231	$—	$17,504	$139,278	$655,524
Disability	$9,231	$96,000	$17,504	$139,278	$10,260

Steven L. Hartung

If the Company terminates Mr. Hartung’s employment without cause, the Company shall pay him, according to terms of the agreement, in a lump sum: (i) all base salary earned and all reimbursable expenses incurred under the agreement through his termination date payable no later than 45 days following his termination date and (ii) an amount equal to one times his highest base salary over the prior three years payable on the first day of the month following a period of six months after termination of employment, or sooner pursuant to applicable provisions of the Code. Mr. Hartung is also entitled to the continuation of health and dental insurance benefits for 18 months at the Company’s expense following the termination date of his agreement. In the event the Company or the Bank is subjected to a change of control and the employer terminates Mr. Hartung’s employment without cause within 730 days of the change of control, then Mr. Hartung is entitled to payment, in a lump sum, of all base salary earned and all reimbursable expenses incurred through the termination date no later than 45 days after his termination date. Mr. Hartung is also entitled to an amount equal to two times his highest base salary over the prior three years to be paid on the first day of the month following a period of six months after termination of his employment or sooner, pursuant to applicable Internal Revenue Code.

Based upon the assumption that Mr. Hartung’s employment agreement was terminated under each of these circumstances on December 31, 2010, and based upon the closing market price of our common stock on that date, potential payments and benefits have an estimated value of:

Potential Payments Upon Termination/Change of Control

				Unvested
		Cash	Unvested	Restricted
Name	Salary	Severance	Stock Options	Stock Units	Benefits

Steven L. Hartung
Term by Employer Without Cause	$8,462	$220,000	$—	$—	$30,780
By Executive For Good Reason	$8,462	$220,000	$—	$—	$30,780
Term by Employer for Cause	$8,462	$—	$—	$—	$—
By Executive Without Good Reason	$8,462	$—	$—	$—	$—
Change in Control:
Without Cause	$8,462	$440,000	$—	$—	$30,780
For Good Reason within 730 days of change in control	$8,462	$440,000	$—	$—	$30,780
Death	$8,462	$—	$16,860	$131,627	$209,553
Disability	$8,462	$88,000	$16,860	$131,627	$20,520

The Compensation Committee approved and the Company adopted new employment agreements for the above named executive officers effective January 1, 2011 and continuing through December 31, 2011, under which the provisions and terms remain essentially the same as the existing agreements. However, effective January 1, 2011, the Company made the following significant changes to the employment agreements for the above named executive officers:

•	With respect to bonuses paid under the Incentive Plan, the Company added what is commonly referred to as a “claw back provision” for all of the above named executive officers. If the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the Company will recover from the named executives any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.

•	Effective January 1, 2010 through December 31, 2010, as noted above, in the event the Company or the Bank was subjected to a change of control and the employer terminated Mr. Langland’s employment without cause or Mr. Langland terminated his employment for good reason within 730 days of the change of control, then Mr. Langland was entitled to severance in an amount equal to one times his highest base salary over the prior three years, and all other named executive officers were entitled to severance in an amount equal to two times their respective highest base salaries over the prior three years. Effective January 1, 2011 through December 31, 2011, all named executive officers except for Mr. Langland are entitled to severance in an amount equal to one times their highest base salary over the prior three years in event of a change in control as described above.

•	Pursuant to Mr. Langland’s request, effective January 1, 2011 the provisions for Incentive Compensation and any payment in the event of a change in control were deleted from his employment agreement.

Grants of Plan-Based Awards

The Compensation Committee approved awards under our Incentive Plan and awarded stock options and restricted stock grants under our 2010 Plan to our named executive officers during 2010. Set forth below is information regarding awards granted during 2010:

					All Other	All Other	Exercise
					Stock Awards:	Option Awards:	or Base	Grant Date
					Number of	Number of	Price of	Fair Value of
		Estimated Future Payouts			Shares of	Securities	Option	Stock and
		Under Non-Equity			Stock or	Underlying	Awards	Option
	Grant	Incentive Plan Awards			Units (#)	Options (#)	($/Sh)	Awards
Name	Date	Threshold	Target	Maximum	(1)	(2)	(3)	(4)

Joseph M. Schierhorn	11/16/2010	$35,251	$70,502	$94,003	2,128	2,910	$18.13	$51,443
Christopher N. Knudson	11/16/2010	$35,192	$70,383	$93,844	1,699	2,324	$18.13	$41,075
Joseph M. Beedle	11/16/2010	$36,000	$72,000	$96,000	2,527	3,456	$18.13	$61,091
Steven L. Hartung	11/16/2010	$33,000	$66,000	$88,000	2,131	2,915	$18.13	$51,519

(1)	Represents the number of Restricted Stock Units granted to each of the named executive officers on November 16, 2010.

(2)	Represents the number of stock options granted to each of the named executive officers on November 16, 2010.

(3)	Represents the per share exercise price, which is the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant, November 16, 2010.

(4)	Represents the aggregate total of the number of Restricted Stock Units valued at the closing price of the Company’s stock on date of grant per unit plus the grant date fair value of the number of option shares using a Black-Scholes option pricing model.

Executive Incentive Plan.  The dollar values reflected in the above table as to estimated future payouts under the Company’s Non-equity Incentive Plan to the named executives are based on the formula driven methodology applied to determine the annual cash incentive payouts to plan participants recommended by the Chief Executive Officer as described above in the section entitled “Performance Based Annual Bonus”.

2010 Employee Stock Incentive Plan.  The provisions of the 2010 Plan under which the above grants were made permit the Compensation Committee, with the assistance of legal counsel, flexibility in determining the terms of the stock option agreements and letter agreements for stock and restricted units granted, respectively, as related to the death, disability, retirement, and termination of the employee, and in the event of a change in control.

Shares Available for Issuance

The 2010 Plan provides that a total of 325,000 shares may be issued to eligible participants. Additionally, any shares that were available for future awards from the 2004 Stock Incentive Plan (“Prior Plan”) as of the date of the shareholder approval of the 2010 Plan, as well as any shares that are represented by awards under the Prior Plan which are forfeited or cancelled or expire without delivery of shares or which result in the forfeitures of shares back to the Company are also available for issuance. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2010 under the 2010 Plan there were a total of 267,067 options, 84,636 shares of restricted stock, and no performance shares or performance units outstanding and there were 300,545 shares available for issuance.

Stock Options

The 2010 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall in no event be less than 100% of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2010 Plan will expire not more than 10 years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.

Stock Awards

Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units.

Stock Appreciation Rights

The 2010 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2010 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.

Administration

Historically, it has been the Compensation Committee’s overall practice to consider and grant stock based incentives to employees in the fourth quarter of the Company’s fiscal year. In the fourth quarter of 2010, the Compensation Committee analyzed and considered the estimated impact of proposed grants on the Company’s income statement, as well as the potential dilution from options outstanding and available for future grant. The Compensation Committee determined that the potential dilution as a percentage of fully diluted shares outstanding is close to our peer median, and the Company’s shares granted in 2010 as a percent of fully diluted shares outstanding was 0.60% as compared to 0.83% for our peer median. Peer median data was obtained from data received from Frederic W. Cook and Co., an independent, nationally recognized compensation consulting firm. The banks that were used to obtain this peer group median are 16 Pacific Northwest commercial banks similar in size to Northrim: Columbia Banking System, TriCo Bancshares, F & M Bancorp, Cascade Financial, Horizon Financial, First Financial NW, Pacific Continental, Heritage Financial, WA Banking Company, Riverview Bancorp, North Valley Bancorp, Bank of Commerce, Timberland Bancorp, Home Federal Bank, Pacific Financial, and Cowlitz Bancorp.

Amendment and Termination

The 2010 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment that increases the number of shares subject to the 2010 Plan other than in the cases of certain automatic adjustments such as changes in capitalization, which increases or expands the category of eligible recipients, or whenever applicable law requires that a proposed amendment of the 2010 Plan receive shareholder approval. The Board or Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent.

Securities Authorized for Issuance Under Equity Compensation Plans

Number of Securities
Remaining Available
for Future Issuance
	Number of		Under Equity
	Securities to be	Weighted-Average	Compensation Plans
	Issued Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
	(a)	(b)

Equity compensation plans approved by security holders	351,703	$13.70	300,545

Total	351,703	$13.70	300,545

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers as of December 31, 2010:

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
	Number of	Number of	Number of					Plan Awards:	Market or
	Securities	Securities	Securities			Number of	Market Value of	Number of	Payout Value of
	Underlying	Underlying	Underlying	Option		Shares or	Shares or Units	Unearned	Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	of Stock That	Shares, Units or	Shares, Units or
	Options (#)	Options (#)	Unearned	Price	Expiration	That Have Not	Have Not	Other Rights	Other Rights
Name	Exerciseable	Unexerciseable	Options (#)	($)	Date	Vested (#)	Vested ($)	That Have Not	That
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

R. Marc Langland	—	—	—	$—	11/16/2020	4,795	$92,639	—	—
	603	1,205	—	$16.28	11/18/2019	—	—	—	—
	4,406	2,203	—	$12.74	11/5/2018	—	—	—	—
	5,642	—	—	$23.00	11/1/2017	—	—	—	—
	4,959	—	—	$25.94	11/1/2016	—	—	—	—
	7,556	—	—	$22.30	11/3/2015	—	—	—	—
	7,919	—	—	$20.96	12/15/2014	—	—	—	—
	13,230	—	—	$12.70	4/3/2013	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2010 total 3,408 in the aggregate and vest as follows:

November 5, 2011	2,203
November 18, 2011	603
November 18, 2012	602

(g)	The number of shares or units of stock that have not vested as of December 31, 2010 total 4,795 in the aggregate and vest as follows:

November 5, 2011	2,693
November 18, 2012	2,102

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
	Number of	Number of	Number of					Plan Awards:	Market or
	Securities	Securities	Securities			Number of	Market Value of	Number of	Payout Value of
	Underlying	Underlying	Underlying	Option		Shares or	Shares or Units	Unearned	Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	of Stock That	Shares, Units or	Shares, Units or
	Options (#)	Options (#)	Unearned	Price	Expiration	That Have Not	Have Not	Other Rights	Other Rights
Name	Exerciseable	Unexerciseable	Options (#)	($)	Date	Vested (#)	Vested ($)	That Have Not	That
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joseph M. Schierhorn	—	2,910	—	$18.13	11/16/2020	6,810	$131,569	—	—
	998	1,994	—	$16.28	11/18/2019	—	—	—	—
	2,227	1,114	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	3,050	—	—	$20.96	12/15/2014	—	—	—	—
	8,269	—	—	$12.70	4/3/2013	—	—	—	—
	6,064	—	—	$11.31	10/4/2011	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2010 total 6,018 in the aggregate and vest as follows:

November 5, 2011	1,114
November 16, 2011	970
November 18, 2011	997
November 16, 2012	970
November 18, 2012	997
November 16, 2013	970

(g)	The number of shares or units of stock that have not vested as of December 31, 2010 total 6,810 in the aggregate and vest as follows:

November 5, 2011	2,068
November 18, 2012	2,614
November 16, 2013	2,128

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
	Number of	Number of	Number of					Plan Awards:	Market or
	Securities	Securities	Securities			Number of	Market Value of	Number of	Payout Value of
	Underlying	Underlying	Underlying	Option		Shares or	Shares or Units	Unearned	Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	of Stock That	Shares, Units or	Shares, Units or
	Options (#)	Options (#)	Unearned	Price	Expiration	That Have Not	Have Not	Other Rights	Other Rights
Name	Exerciseable	Unexerciseable	Options (#)	($)	Date	Vested (#)	Vested ($)	That Have Not	That
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher N. Knudson	—	2,324	—	$18.13	11/16/2020	5,584	$107,883	—	—
	799	1,598	—	$16.28	11/18/2019	—	—	—	—
	1,714	856	—	$12.74	11/5/2018	—	—	—	—
	3,017	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—
	3,358	—	—	$22.30	11/3/2015	—	—	—	—
	4,106	—	—	$20.96	12/15/2014	—	—	—	—
	10,474	—	—	$12.70	4/3/2013	—	—	—	—
	10,309	—	—	$11.31	10/4/2011	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2010 total 4,778 in the aggregate and vest as follows:

November 5, 2011	856
November 16, 2011	775
November 18, 2011	799
November 16, 2012	775
November 18, 2012	799
November 16, 2013	774

(g)	The number of shares or units of stock that have not vested as of December 31, 2010 total 5,584 in the aggregate and vest as follows:

November 5, 2011	1,591
November 18, 2012	2,294
November 16, 2013	1,699

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
	Number of	Number of	Number of					Plan Awards:	Market or
	Securities	Securities	Securities			Number of	Market Value of	Number of	Payout Value of
	Underlying	Underlying	Underlying	Option		Shares or	Shares or Units	Unearned	Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	of Stock That	Shares, Units or	Shares, Units or
	Options (#)	Options (#)	Unearned	Price	Expiration	That Have Not	Have Not	Other Rights	Other Rights
Name	Exerciseable	Unexerciseable	Options (#)	($)	Date	Vested (#)	Vested ($)	That Have Not	That
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joseph M. Beedle	—	3,456	—	$18.13	11/16/2020	7,209	$139,278	—	—
	998	1,994	—	$16.28	11/18/2019	—	—	—	—
	2,227	1,114	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/1/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2010 total 6,564 in the aggregate and vest as follows:

November 5, 2011	1,114
November 16, 2011	1,152
November 18, 2011	997
November 16, 2012	1,152
November 18, 2012	997
November 16, 2013	1,152

(g)	The number of shares or units of stock that have not vested as of December 31, 2010 total 7,209 in the aggregate and vest as follows:

November 5, 2011	2,068
November 18, 2012	2,614
November 16, 2013	2,527

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive
			Plan Awards:					Equity Incentive	Plan Awards:
	Number of	Number of	Number of					Plan Awards:	Market or
	Securities	Securities	Securities			Number of	Market Value of	Number of	Payout Value of
	Underlying	Underlying	Underlying	Option		Shares or	Shares or Units	Unearned	Unearned
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	of Stock That	Shares, Units or	Shares, Units or
	Options (#)	Options (#)	Unearned	Price	Expiration	That Have Not	Have Not	Other Rights	Other Rights
Name	Exerciseable	Unexerciseable	Options (#)	($)	Date	Vested (#)	Vested ($)	That Have Not	That
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Steven L. Hartung	—	2,915	—	$18.13	11/16/2020	6,813	$131,627	—	—
	998	1,994	—	$16.28	11/18/2019	—	—	—	—
	2,227	1,114	—	$12.74	11/5/2018	—	—	—	—
	3,922	—	—	$23.00	11/14/2017	—	—	—	—
	2,399	—	—	$25.94	11/1/2016	—	—	—	—

(c)	The number of securities underlying unexercised options unexercisable as of December 31, 2010 total 6,023 in the aggregate and vest as follows:

November 5, 2011	1,114
November 16, 2011	972
November 18, 2011	997
November 16, 2012	972
November 18, 2012	997
November 16, 2013	971

(g)	The number of shares or units of stock that have not vested as of December 31, 2010 total 6,813 in the aggregate and vest as follows:

November 5, 2011	2,068
November 18, 2012	2,614
November 16, 2013	2,131

Option Exercises and Stock Vested

The following table summarizes the aggregate amount of options exercised during the last fiscal year, and the value realized thereon held by our named executive officers during 2010.

Restricted Stock Units granted in 2007 became fully vested in 2010. The number of shares listed in the following table represent the number of shares delivered to each executive officer and valued at the fair market value of the Company’s stock at the close of business on their respective vesting dates.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)

R. Marc Langland	31,532	$287,730	2,035	$34,385
Joseph M. Schierhorn	3,638	$37,994	1,414	$23,892
Christopher N. Knudson	10,308	$109,986	1,088	$18,390
Joseph M. Beedle	—	—	1,414	$23,892
Steven L. Hartung	—	—	1,414	$23,892

Pension Benefits

The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2010:

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawls/	Aggregate Balance
	Last FY ($)	Last FY ($)	Last FY ($)	Distributions	at Last FYE ($)
Name	(1)	(2)(5)	(3)(6)	($)	(4)
(a)	(b)	(c)	(d)	(e)	(f)

R. Marc Langland	—	$157,313	$94,149	—	$2,423,600
Joseph M. Schierhorn	—	$78,743	$28,003	—	$414,845
Christopher N. Knudson	—	$90,902	$30,824	—	$817,479
Joseph M. Beedle	—	$123,282	$27,452	—	$490,238
Steven L. Hartung	—	$45,047	$6,956	—	$198,707

(1)	None of the named executive officers made contributions under the Company’s DCP for 2010.

(2)	Includes $64,802, $33,751 $35,192, $36.000, and $50,000 in contributions to the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in 2010. Includes $92,511, $44,992, $55,710, and $89,529, in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2010 for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively.

(3)	Includes earnings of $20,400 on Mr. Langland’s contributions under the DCP for 2010. Includes earnings of $54,401, $4,448, $19,408, $5,026, and $6,956 under the SERP for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively. Reflects gains of $19,348, $23,555, $11,416, and $22,426 for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2010.

(4)	Includes $495,898 in Mr. Langland’s plan asset balance under the Company’s DCP for 2010. Includes $1,404,508, $127,880, $506,603, $143,524 and $198,707, for Messrs. Langland, Schierhorn, Knudson, Beedle, and Hartung, respectively, in plan asset balances under the SERP for 2010. Includes $523,194, $286,965, $310,876, and $346,714 in plan asset balances for Messrs. Langland, Schierhorn, Knudson, and Beedle, respectively, under the SERDCP for 2010.

(5)	In reference to the amount reported in the contributions columns (b) and (c) above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2010.

(6)	A portion of the named executives’ earnings noted in column (d), under the plans in which they are participants, are reported as excess earnings for the fiscal year ended December 31, 2010 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the table.

Director Compensation

Directors who are Company employees receive no additional fee for service as a director. Except for Messrs. Langland and Knudson, the eight remaining named directors are non-officers of the Company and the Bank. In 2010, non-officer directors were entitled to the payment of $900 for each Board meeting attended and $750 for attendance at each meeting of the committees on which they served, with the exception of the chairpersons of the Audit and Compensation Committees who received $1,500 and $1,125, respectively, for each committee meeting attended. Non-officer directors also received a $5,000 annual cash retainer. Additionally, $10,000 in cash was paid to non-officer directors with the intention that it be used for the purchase of the Company’s common stock on the open market, payable following our Annual Meeting. The Company’s board members are in compliance with the provisions of Alaska State Statute as to the direct ownership of stock issued by the company they serve as directors.

The following table sets forth a summary of the compensation we paid to our non-management directors in 2010:

DIRECTOR COMPENSATION

	Fees Earned or
	Paid in Cash	Total
Name	($)	($)

Larry S. Cash	$27,750	$27,750
Mark G. Copeland	$36,600	$36,600
Ronald A. Davis	$29,625	$29,625
Anthony Drabek	$23,100	$23,100
Richard L. Lowell	$44,650	$44,650
Irene Sparks Rowan	$23,100	$23,100
John C. Swalling	$27,750	$27,750
David G. Wight	$30,750	$30,750

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to send reports of their ownership of the Company’s stock to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements that apply to its directors and executive officers were complied with for the fiscal year ending December 31, 2010.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as “insiders.” All loans subject to Regulation O, new, modified and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy. The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Loan Committee. Director approval of those loans is documented and provided to the Board of Directors.

During 2010, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2010, the Bank had outstanding $691,713 in loans to directors and their related interests.

The Bank’s unfunded loan commitments to these directors and their related interests at December 31, 2010 were $193,732. All proposed related person transactions that are not subject to Regulation O must be presented to the Board for review, discussion, and consideration. Such transactions are presented by the Chief Operating Officer or the Chairman and Chief Executive Officer following due diligence. Any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Board.

During 2010, neither the Company nor the Bank participated in transactions with related persons that had a direct or indirect material interest in an amount exceeding $120,000. Additionally, there are no currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 11, 2011, by (i) each director and nominee for director of the Company; (ii) the Named Executives; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than 5% of the outstanding common stock (as adjusted for dividends):

Name and Address of	Amount and Nature of
Beneficial Owner(1)	Beneficial Ownership(2)		Percent of Class(3)

R. Marc Langland	183,922	(4)	2.8%
Larry S. Cash	4,423	(5)	*
Mark G. Copeland	17,593		*
Ronald A. Davis	6,589		*
Anthony Drabek	4,343		*
Christopher N. Knudson	76,450	(6)	1.2
Richard L. Lowell	12,532	(7)	*
Irene Sparks Rowan	5,477		*
John C. Swalling	3,605		*
David G. Wight	4,160		*
Joseph M. Beedle	31,931	(8)	*
Steven L. Hartung	19,957	(9)	*
Joseph M. Schierhorn	51,449	(10)	*
All executive officers and directors as a group (13 persons)	422,431		6.4
Ameriprise Financial, Inc.	482,113	(11)	7.5
70100 Ameriprise Financial Center Minneapolis, MN 55474
Dimensional Fund Advisors LP	357,136	(12)	5.6
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
Wedbush Inc.	387,335	(13)	6.0
1000 Wilshire Boulevard Los Angeles, CA 90017-2457

(1)	Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.

(2)	Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).

(3)	An asterisk indicates that beneficial ownership does not exceed 1% of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 6,429,476 shares of common stock deemed to be outstanding under applicable regulations as of the date specified (including options held by such persons exercisable within 60 days).

(4)	Includes options to purchase 44,315 shares exercisable within 60 days of the date of this proxy statement.

(5)	Includes 940 shares held in trust for Mr. Cash’s children.

(6)	Includes options to purchase 36,176 shares exercisable within 60 days of the date of this proxy statement.

(7)	Includes 9,840 shares held by Mr. Lowell in a family limited partnership in which Mr. Lowell is the sole general partner and disclaims beneficial ownership of shares of common stock held by the family limited partnership except to the extent of his pecuniary interest.

(8)	Includes options to purchase 9,546 shares exercisable within 60 days of the date of this proxy statement.

(9)	Includes options to purchase 9,546 shares exercisable within 60 days of the date of this proxy statement.

(10)	Includes options to purchase 30,287 shares exercisable within 60 days of the date of this proxy statement, 1,082 shares held in trust for Mr. Schierhorn’s children, and 253 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership.

(11)	Ameriprise Financial, Inc, in its capacity as investment adviser, may be deemed to beneficially own 482,113 shares with shared voting and/or dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest.

(12)	Dimensional Fund Advisors, LP, in its capacity as investment advisor, may be deemed to beneficially own 357,136 shares with sole power to dispose or to direct the disposition of such shares which are held of record by its clients and disclaims any pecuniary interest.

(13)	Includes 115,876 shares held by Edward W. Wedbush, Chairman of Wedbush Inc., and 231,819 shares held by Wedbush Inc. as to which Mr. Wedbush disclaims beneficial ownership.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Moss Adams LLP has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2010. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.

On February 3, 2010 the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission, informing the Securities and Exchange Commission of the Company’s dismissal of KPMG LLP (“KPMG”), the Company’s external auditor, and the engagement of Moss Adams LLP as the Company’s new external auditor for the year ending December 31, 2010. KPMG was informed of its dismissal on January 27, 2010. The dismissal of KPMG was approved by the Audit Committee of the Board of Directors.

The audit report of Moss Adams LLP on the Company’s consolidated financial statements as of and for the year ended December 31, 2010, and the audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Moss Adams LLP on the effectiveness of internal control over financial reporting as of December 31, 2010, and the audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007 and the interim period between December 31, 2009 and March 15, 2010, there were no disagreements between KPMG LLP and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the disagreements in connection with their report. There were no reportable events as defined under 301(a)(1)(v) of Regulation S-K.

On February 2, 2010, the Company engaged Moss Adams LLP to serve as its independent registered public accounting firm for the year ending December 31, 2010. The engagement of Moss Adams LLP was approved by the Audit Committee of the Board of Directors.

During the years ended December 31, 2008 and December 31, 2007 and through February 2, 2010, neither the Company or anyone acting on behalf of the Company consulted Moss Adams LLP with regard to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or the type of report on the effectiveness of internal control over financial reporting, or any other reportable events under 304(a)(1)(iv) and (v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosures made in its Form 8-K prior to filing that report with the Commission. The Company requested and KPMG provided the Company with a letter addressed to the Commission stating whether it agrees with the above statements made by the Company related to KPMG. A copy of

KPMG’s letter affirming its agreement with these statements is attached to the Form 8-K that was filed by the Company on February 3, 2010.

Fees Billed By Independent Registered Public Accounting Firms During Fiscal Years 2010 and 2009

The following table itemizes fees billed the Company by Moss Adams LLP and KPMG LLP for professional services including the audit of the Company’s annual financial statements and internal control over financial reporting for fiscal years 2010 and 2009, respectively:

	2010	2009

Audit fees:	$273,500	$330,000
Audit related fees:
Audit of Benefit Plan	12,500	16,750
Other accounting services	—	—
Tax fees:
Tax return preparation and related matters	70,000	86,530
All other fees:	—	—

Total fees paid	$356,000	$433,280

The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its chairman the authority to address requests for pre-approval of services in an amount up to an aggregate of $50,000 and the chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases, the Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.

COMMITTEE REPORTS

The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the National Association of Securities Dealers, Inc. (the “NASD”). These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE REPORT

The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	The integrity of the Company’s financial reporting process and financial statements and systems of internal controls;

•	The Company’s accounting practices and internal controls;

•	The independent registered public accounting firm’s qualifications, independence, and performance; and

•	The performance of the Company’s internal audit function.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2010 with the Company’s management and has discussed with Moss Adams LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2010, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

The Audit Committee does not believe the non-audit services provided by Moss Adams LLP called into question Moss Adams LLP’s independence.

Respectfully submitted by:

Audit Committee:
Mark G. Copeland, Chairman
Richard L. Lowell
David G. Wight

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement.

Respectfully submitted by:

Compensation Committee:
Ronald A. Davis, Chairman
Larry S. Cash
John C. Swalling

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for our shareholders. The Company’s executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short-and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2010 compensation of the named executive officers.

In accordance with the Dodd-Frank Act and regulations recently passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as “say on pay”). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two, or three years.

The Board of Directors believes that a frequency of “every year” for the advisory vote on executive compensation is the optimal interval for conducting and responding to a “say on pay” vote. Although this advisory vote on the frequency of the “say on pay” vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FREQUENCY OF “EVERY YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal year ended December 31, 2010. KPMG LLP served as our independent registered public accounting firm for the years ended December 31, 2009 and 2008. The Audit Committee has appointed Moss Adams LLP to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for the fiscal year 2011.

Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholder for ratification. However, the Board of Directors determined that submitting the appointment of Moss Adams LLP to the shareholders for ratification was a matter of good corporate practice. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm. However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.

Representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

A shareholder proposing to transact business at the Company’s 2012 Annual Shareholders’ Meeting must provide notice of such proposal to the Company no later than February 8, 2012. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than November 25, 2011. If the Company receives notice of a shareholder proposal after February 8, 2012, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be “householding” our proxy materials. If a shareholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any shareholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such shareholder should also contact his, her or its broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503.

Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and Notices of Internet Availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503

2010 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K

The Company’s 2010 Report to Shareholders (which is not part of the Company’s proxy soliciting materials), and 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010, accompanies this proxy statement. Additional copies will be furnished to shareholders upon request to: Corporate Secretary, Northrim Bank, P.O. Box 241489, Anchorage, Alaska 99524-1489, or by telephone to (907) 562-0062, by fax to (907) 562-1758, or by e-mail to investors@nrim.com.

OTHER MATTERS

The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE — WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M31685-P09830	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN   SIGNED  AND  DATED.

NORTHRIM BANCORP, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
ELECTION OF DIRECTORS. To elect ten (10) directors for a term of one year or until their successors have been elected and qualified.
			☐	☐	☐

1.	01) R. Marc Langland	06) Christopher N. Knudson
	02) Larry S. Cash	07) Richard L. Lowell
	03) Mark G. Copeland	08) Irene Sparks Rowan
	04) Ronald A. Davis	09) John C. Swalling
	05) Anthony Drabek	10) David G. Wight

								For	Against	Abstain

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.							☐	☐	☐
							1 Year	2 Years	3 Years	Abstain

3.
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.
To approve, by nonbinding vote, the frequency of future Advisory votes on executive compensation.
THE BOARD RECOMMENDS THAT YOU VOTE FOR EVERY “ONE YEAR”.
							☐	☐	☐	☐
								For	Against	Abstain

4.
TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for Northrim BanCorp, Inc. for fiscal year 2011.
								☐	☐	☐

5.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, “FOR” THE OPTION OF “EVERY YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, AND “FOR” THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

NOTE: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M31686-P09830

NORTHRIM BANCORP, INC.
PROXY FOR ANNUAL SHAREHOLDERS’ MEETING
May 19, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NORTHRIM BANCORP, INC.
PLEASE SIGN AND RETURN IMMEDIATELY
     The undersigned shareholder of NORTHRIM BANCORP, INC. (the “Company”) hereby nominates, constitutes and appoints R. Marc Langland and Christopher N. Knudson, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 21, 2011, at the Annual Shareholders’ Meeting to be held at the Hilton Anchorage Hotel, Anchorage, Alaska, on May 19, 2011, at 9 A.M., and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.
     Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.
     The undersigned hereby acknowledges receipt of notice for the Annual Shareholders’ Meeting on May 19, 2011, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.